FIRST AMENDMENT
TO
THE IR EXECUTIVE DEFERRED COMPENSATION PLAN II
(As Amended and Restated Effective July 1, 2009)

WHEREAS, Ingersoll-Rand Company (the "Company") maintains the IR Executive Deferred Compensation Plan II (the "Plan") to provide a select group of management employees the opportunity to defer receipt of compensation;

WHEREAS, the Compensation Committee of the Board of Directors of the Company has delegated to the Administration Committee of the Company's nonqualified defined contribution plans authority to approve non-material amendments to such plans; and

WHEREAS, the Administration Committee desires to amend the Plan to provide plan participants with the opportunity to make different elections as to the time and form of distribution of different elements of compensation otherwise payable in the same Plan Year, effective for deferral elections made in December 2009 and thereafter.

NOW, THEREFORE, the Plan is hereby amended effective December 1, 2009, as follows:

1.    The last sentence of the first paragraph of Section 7.1 of the Plan (immediately preceding the numbered subparagraphs of Section 7.1) is amended to read as follows:

"At the time a Participant files an initial Election Form in accordance with Section 4.1 to defer a specified portion of the Participant's Base Salary or of any Cash Incentive Compensation Award or Stock Based Award, the Participant may elect a different optional form of benefit payment, from among the following options, for each such Deferral Amount:"

2.    Section 6.1 of the Plan is amended by adding the following sentence at the end thereof:

"In any case where, pursuant to Section 7.1, a Participant has elected an optional form of benefit payment for the Participant's Base Salary or any Cash Incentive Compensation Award or Stock Based Award credited to the Participant's Deferral Account for a Plan Year, a separate subaccount shall be established and maintained within Deferral Account for that Plan Year for each Deferral Amount that is subject to a different optional form of benefit payment."

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized representative this 22nd day of December, 2009.

#342760

INGERSOLL-RAND COMPANY
By:	/s/ Barbara A. Santoro
Name:	Barbara A. Santoro
Title:	Vice President & Secretary